Exhibit 99.4

SIGNATURE GROUP HOLDINGS, INC.

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of subscription rights to purchase shares of common stock, par value $0.001 per share, of Signature Group Holdings, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you and then submitted by you to the Company’s subscription rights agent, Computershare Trust Company N.A., by 5:00 p.m., New York City time, on February 17, 2015, unless the Company extends the offering period. All rights not exercised prior to 5:00 p.m., New York City time, on February 17, 2015 shall be null and void.

This will instruct you whether to exercise subscription rights to purchase shares of common stock distributed with respect to the shares of common stock held by you as record holder for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated January 29, 2015 forming part of the Company’s registration statement on Form S-3 (as it may be amended or supplemented, the “Prospectus”).

I (we) understand that the number of shares for which I (we) may subscribe under the basic subscription right and the oversubscription privilege may be limited by certain tax benefit-related percentage ownership limitations of the Company as provided in this Form under “Escrow Protection Mechanics” below and as set forth in the Prospectus. I (we) further understand that my (our) participation in this rights offering is strictly conditioned upon compliance with the Escrow Protection Mechanics.

I (we) hereby instruct you as follows: (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of common stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of common stock as set forth below:

(a)	The maximum number of shares of common stock for which I (we) may purchase pursuant to basic subscription rights is:

x 0.562 = Subscription ratio
No. of shares of common stock evidenced by certificates enclosed or transmitted		Maximum No. of shares I (we) can purchase upon the exercise of basic subscription rights

(b)	The number of shares of common stock I (we) subscribe for under the basic subscription rights:*

x $5.64 = Exercise Price
No. of shares of common stock I (we) wish to purchase (up to maximum number from (a) above)		Purchase price for basic subscription shares

(c)	If I (we) have subscribed for the maximum amount of shares from (a) above, the number of shares of common stock I (we) subscribe for under the oversubscription privilege:*

x $5.64 = Exercise Price
No. of shares of common stock I (we) wish to purchase		Purchase price for oversubscription shares

(d)	I (we) have enclosed the following subscription payments:

	+		=
Basic Subscription Amount from (b) above		Oversubscription Amount from (c) above		Total payment required

*	The oversubscription privilege may be exercised as to any shares that other stockholders do not purchase through exercise of their basic subscription rights at the same exercise price per share. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among stockholders who exercised their oversubscription privilege based upon the total number of shares held by such stockholders, including the number of shares each stockholder subscribed for under the basic subscription rights, as may be limited by the “Escrow Protection Mechanics” below and as set forth in the Prospectus.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $          from the following account maintained by you as follows: (The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account:	Account No.

ESCROW PROTECTION MECHANICS

In order to avoid an “ownership change” for federal income tax purposes, the Company has implemented certain escrow protection mechanics which operate as follows: (1) by exercising subscription rights, I (we) will be deemed to have represented to the Company that I (we) was (were) not an owner, directly or indirectly, of record or beneficially, or by application of the attributions of Section 382 or the Company’s Tax Benefit Preservation Provision (as described in the Prospectus) of 4.9% or more of the Company’s outstanding common stock as of January 28, 2015 (which is 849,850 or more shares); (2) if such exercise would result in such holder owning, directly or indirectly, more than 849,850 shares of the outstanding common stock, I (we) must notify my (our) bank, broker or other nominee, who will notify Georgeson, the information agent immediately; (3) if requested, I (we) will be required to provide the Company with additional information regarding the amount of common stock that I (we) own; (4) the Company has the right to instruct the Rights Agent to hold any subscription payments separately pending the Company’s determination of any ownership issues; and (5) the Company has the right to instruct the Rights Agent to refuse to honor my (our) exercise to the extent such exercise might, in the Company’s sole and absolute discretion, result in such holder owning 4.9% or more of the outstanding shares of common stock. The Company also has the right, in its sole and absolute discretion, to limit the exercise of subscription rights, including instructing the Rights Agent to refuse to honor any exercise of subscription rights, by holders of 4.9% or more of the common stock or persons who would become a 4.9% holder through the exercise of subscription rights.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	if I (we) have elected to purchase shares of common stock, I (we) have made the representation to the Company described in the Escrow Protection Mechanics and agree that such Escrow Protection Mechanics are valid, binding and enforceable against me (us).

Date:             , 2015

Name of beneficial owner(s):	Signature(s) of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

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